EXHIBIT 99.1

VitaMedica Corporation

FINANCIAL STATEMENTS

FISCAL YEARS ENDED JUNE 30, 2021, AND 2020

AND

INDEPENDENT AUDITORS' REPORT

F-1

VitaMedica Corporation

F-2

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders of VitaMedica Corporation

We have audited the accompanying financial statements of VitaMedica Corporation (a California corporation), which comprise the balance sheets as of June 30, 2021, and 2020, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VitaMedica Corporation as of June 30, 2021, and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ B F Borgers CPA PC

Lakewood, Colorado

October 15, 2021

F-3

VITAMEDICA CORPORATION

BALANCE SHEETS

	June 30,	June 30,
	2021	2020

ASSETS
Current assets
Cash	$125,840	$199,557
Accounts receivable	52,433	58,662
Inventories	673,321	562,091
Prepaid expenses and other assets	159,332	44,169
Total current assets	1,010,926	864,479

Property and equipment, net	30,354	38,758
Right-of-use asset	116,275	41,014
Total other assets	146,629	79,772

Total assets	$1,157,555	$944,251

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$183,121	$200,483
Accrued compensation	46,553	23,516
Accrued liabilities	13,229	7,127
Note payable	-	137,260
Notes payable, related party	-	66,985
Current portion of operating lease payable	44,955	41,014
Total current liabilities	287,858	476,385

Operating lease payable, net of current portion	71,320	-
Total long-term liabilities	71,320	-

Stockholder's Equity
10,000,000 common shares authorized, no stated par value, and 7,500,000 and 7,500,000 issued and outstanding, respectively	1,000	1,000
Retained earnings	797,377	466,866
Total liabilities and stockholders' equity	$1,157,555	$944,251

See accompanying notes to financial statements.

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VITAMEDICA CORPORATION

STATEMENTS OF OPERATIONS

	Year Ended June 30,
	2021	2020

Revenue	$4,109,443	$2,863,163

Cost of revenue	1,117,547	767,206

Gross profit	2,991,896	2,095,957

Operating expenses
Sales and marketing	1,456,280	876,925
General and administrative expenses	1,287,544	1,207,614
	2,743,824	2,084,539

Income from operations	248,072	11,418

Other expense (income), net
Gain on SBA PPP loan extinguishment	(138,726)	-
Interest expense (income), net	6,751	8,089
Other expense (income), net	(131,975)	8,089

Net income	$380,047	$3,329

Basic and dilutive income per share	$0.05	$0.00

Weighted average and fully diluted weighted average outstanding shares	7,500,000	7,500,000

See accompanying notes to financial statements.

F-5

VITAMEDICA CORPORATION

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common	Common Shares	Retained	Total Stockholders'
	Shares	Value	Earnings	Equity

Balance, June 30, 2019	7,500,000	$1,000	$469,887	$470,887

Shareholder distributions	-	-	(6,350)	(6,350)

Net income	-	-	3,329	3,329

Balance, June 30, 2020	7,500,000	$1,000	$466,866	$467,866

Shareholder distributions	-	-	(49,536)	(49,536)

Net income	-	-	380,047	380,047

Balance, June 30, 2021	7,500,000	$1,000	$797,377	$798,377

See accompanying notes to financial statements.

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VITAMEDICA CORPORATION

STATEMENTS OF CASH FLOW

	Year Ended June 30,
	2021	2020
Cash flows from operating activities
Net income	$380,047	$3,329
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	8,819	8,785
Inventory write-offs	25,910	16,551
Gain on forgiveness of SBA PPP loan	(138,726)	-
Changes in assets and liabilities
Accounts receivable	6,229	4,967
Inventories	(137,140)	(71,713)
Prepaid expenses and other assets	(115,163)	5,813
Accounts payable and accrued liabilities	11,777	(45,632)
Net cash provided by (used in) operating activities	41,753	(77,900)

Cash flows from investing activities
Acquisition of property and equipment	(415)	(1,952)
Net cash used in investing activities	(415)	(1,952)

Cash flows from financing activities
Proceeds from SBA PPP loan	-	137,260
Distribution to shareholders	(49,536)	(6,350)
Proceeds from loans from officers	46,981	24,485
Repayment of loans from officers	(112,500)	(20,000)
Net cash (used in) provided by financing activities	(115,055)	135,395

Net (decrease) increase in cash	(73,717)	55,543
Cash, beginning of period	199,557	144,014
Cash, end of period	$125,840	$199,557

Supplemental cash flow disclosures:
Interest paid	$-	$-
Income tax paid	$-	$-

See accompanying notes to financial statements.

F-7

VITAMEDICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND BUSINESS

Description of the Business

VitaMedica Corporation (the “Company”) was incorporated in the state of California in 1997. The Company develops, contract manufactures and markets nutraceutical products in the surgery and recovery, skin and beauty, and health and wellness markets.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results may differ from these estimates. Significant estimates include the valuation of inventory and the allowance for doubtful accounts.

Fair Value of Financial Instruments

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures,” which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value, and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

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VITAMEDICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers amounts held by financial institutions and short-term investments with an original maturity of three months or less when purchased to be cash and cash equivalents. As of June 30, 2021, and 2020, the Company had no cash equivalents.

Accounts Receivable

Generally, the Company requires payment prior to shipment. However, in certain circumstances, the Company extends credit terms of 10 to 60 days after shipment to medical practitioners and other companies located throughout the U.S. Accounts receivable consists of trade accounts arising in the normal course of business. Accounts for which no payments have been received after 30 days from product shipment are considered delinquent and customary collection efforts are initiated. Accounts receivable are carried at original invoice amount less a reserve made for doubtful receivables based on a review of all outstanding amounts on a quarterly basis.

Management has determined the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition and credit history, and current economic conditions. As of June 30, 2021, and 2020, the Company determined that an allowance for doubtful accounts related to accounts receivable was not considered necessary.

Inventory

Inventory is stated at lower of cost or market, with cost being determined using the first-in, first-out (“FIFO”). Cost includes costs directly related to contract manufacturing and distribution of the products. Primary costs include raw materials, packaging, co-pack expenses, shipping and distribution facilities.

The Company performs an assessment of inventory obsolescence to measure inventory at the lower of cost or net realizable value. Factors considered in the determination of obsolescence include slow-moving or non-marketable items. There were $25,910 and $16,551 of obsolete inventory written off during the years ended June 30, 2021, and 2020, respectively.

Property & Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment, if applicable. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight-line basis over the assets estimated useful lives as follows:

Furniture and fixtures	7 years
Leasehold improvements	7 years
Computers and equipment	5 years

F-9

VITAMEDICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

Tenant improvements are amortized on a straight-line basis over the shorter of the useful life or the remaining life of the related lease. Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the historically recorded asset cost and accumulated depreciation are removed from the respective accounts and any related gain or loss is recognized.

Impairment of Long-Lived Assets

In accordance with ASC Topic 360, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of property and equipment is measured by comparing its carrying value to the undiscounted projected future cash flows that the asset(s) are expected to generate. If the carrying amount of an asset is not recoverable, the Company recognizes an impairment loss based on the excess of the carrying amount of the long-lived asset over its respective fair value, which is generally determined as the present value of estimated future cash flows or at the appraised value. The impairment analysis is based on significant assumptions of future results made by management, including revenue and cash flow projections. Circumstances that may lead to impairment of property and equipment include a significant decrease in the market price of a long-lived asset, a significant adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition and a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset including an adverse action or assessment by a regulator. As of June 30, 2021, and 2020, the Company determined that long-lived assets were not impaired.

Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers.”

Most of the Company's revenue contracts represent a single performance obligation related to the fulfillment of customer orders for the purchase of its dietary supplements, cosmeceuticals and homeopathic products. Net sales reflect the transaction prices for these contracts based on the Company's selling list price, which is then reduced by estimated costs for trade promotional programs, consumer incentives, and allowances and discounts used to incentivize sales growth and build brand awareness.

Revenue is recognized based on the following five step model:

-	Identification of the contract with a customer
-	Identification of the performance obligations in the contract
-	Determination of the transaction price
-	Allocation of the transaction price to the performance obligations in the contract
-	Recognition of revenue when, or as, the Company satisfies a performance obligation

The Company recognizes revenue at the point in time that control of the ordered product is transferred to the customer, which is typically upon shipment to the customer or other customer-designated delivery point. Sales taxes collected from customers that are remitted to governmental agencies are accounted for on a net basis and not included as revenue.

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VITAMEDICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

Sales returns from wholesale customers must be completed within 60 days from the date of purchase and are subject to a restocking fee. E-Commerce product returns must be completed within 60 days of the date of purchase. The Company does not accrue for estimated sales returns as historical sales returns have been minimal.

Shipping and handling fees billed to customers are included in revenue. Shipping and handling fees associated with freight are generally included in cost of revenue.

Advertising

The Company supports its products with advertising to build brand awareness of the Company’s various products in addition to other marketing programs executed by the Company’s marketing team. The Company believes the continual investment in advertising is critical to the development and sale of its nutraceutical branded products. Advertising costs of $993,946 and $708,771 were expensed as incurred during the years ended June 30, 2021, and 2020, respectively.

Income Taxes

The Company has elected S Corporation status for federal income tax and California corporation business tax purposes. Under these elections, the Company is not a taxpaying entity for federal and state income tax purposes and, accordingly, no provision has been made for such income taxes, except for a minimum state corporate business tax. The stockholders’ allocable share of the Company’s income or loss is reportable on his or her income tax returns.

Earnings per Share

Basic earnings per share is computed by dividing net income attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted income per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and upon the conversion of notes. There were no potentially dilutive common shares for the year ended June 30, 2021.

Leases

In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842), which supersedes the existing guidance for lease accounting, Leases (Topic 840). ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. In July 2018, the FASB issued ASU No. 2018-10, “Codification Improvements to Topic 842, Leases.” The amendments in ASU 2018-10 clarify, correct or remove inconsistencies in the guidance provided under ASU 2016-02 related to sixteen specific issues identified. Also in July 2018, the FASB issued ASU No. 2018-11 “Leases (Topic 842): Targeted Improvement” which now allows entities the option of recognizing the cumulative effect of applying the new standard as an adjustment to the opening balance of retained earnings in the year of adoption while continuing to present all prior periods under previous lease accounting guidance. The effective date and transition requirements for these two ASUs are the same as the effective date and transition requirements as ASU 2016-02.

Non-Employee Share-Based Compensation

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for non-employee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor's own operations by issuing share-based payment awards. The standard is effective in the first quarter of fiscal year 2020, although early adoption is permitted. The adoption of this standard did not have a material impact on these financial statements.

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VITAMEDICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

Recently Issued Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity, which simplifies the guidance for certain convertible debt instruments by removing the separation models for convertible debt with a cash conversion feature or convertible instruments with a beneficial conversion feature. As a result, convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. Additionally, ASU 2020-06 requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. The provisions of ASU 2020-06 are applicable for fiscal years beginning after December 15, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The Company expects the primary impacts of this new standard will be to increase the carrying value of its Convertible Debt and reduce its reported interest expense. In addition, the Company will be required to use the if-converted method for calculating diluted earnings per share. The Company is does not believe that the adoption of this standard will have a material impact on its financial statements.

No other recent accounting pronouncements were issued by FASB that are believed by management to have a material impact on the Company's present or future financial statements.

3.	INVENTORIES

Inventories as of June 30, 2021, and 2020 was comprised of the following:

	June 30,
	2021	2020
Raw materials	$132,692	$134,493
Work in process	64,297	10,769
Finished goods	476,332	416,829
	$673,321	$562,091

The process of producing finished goods from raw materials typically takes one to two days.

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	June 30, 2021	June 30, 2020
Furniture and fixtures	$14,619	$14,619
Computer equipment	60,981	60,566
Leasehold improvements	44,216	44,216
	119,816	119,401
Less - Accumulated depreciation	(89,462)	(80,643)
	$30,354	$33,758

Depreciation expense for the years ended June 30, 2021, and 2020 was $8,819 and $8,785, respectively.

F-12

VITAMEDICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

5.	LEASES

During March 2018, the Company entered into a lease for a California facility that commenced on March 1, 2018, and recorded a right of use asset and corresponding lease liability. The lease expired on March 31, 2021, and the Company continues to use the facility on a month-to-month basis the Company must vacate the facility by November 30, 2021. The Company uses this leased facility for office, distribution, and warehouse space. The Company is responsible for real estate taxes, utilities, and repairs under the terms of certain of the operating leases. Therefore, all lease and non-lease components are combined and accounted for as single lease component. Lease expense was $41,600 and $20,800 for the years ended June 30, 2021, and 2020, respectively. Rent expense from April 1, 2021, to November 30, 2021, is $5,200 per month.

During October 2020, the Company entered into a lease for office equipment that commenced on December 30, 2020, and recorded a right of use asset and corresponding lease liability. Lease expense was $1,080 for the year ended June 30, 2021.

During January 2021, the Company entered into a lease with a shareholder of the Company for a California facility that commenced on January 1, 2021, and recorded a right of use asset and corresponding lease liability. The Company uses this leased facility for office space. The Company is responsible for real estate taxes, utilities, and repairs under the terms of certain of the operating leases. Therefore, all lease and non-lease components are combined and accounted for as single lease component. Lease expense was $24,000 for the year ended June 30, 2021.

The Company’s weighted average remaining lease term and weighted average discount rate for operating leases as of June 30, 2021, are:

Weighted average remaining lease term	30 Months
Weighted average incremental borrowing rate	5.0%

For the year ended June 30, 2021, the components of lease expense, included in general and administrative expenses and interest expense in the condensed consolidated statements of operations income, are as follows:

Operating lease cost:
Operating lease cost	$66,680
Amortization of ROU assets	62,996
Interest expense	3,684
Total lease cost	$133,360

The table below reconciles the undiscounted future minimum lease payments (displayed by year and in the aggregate) under noncancelable operating leases with terms of more than one year to the total operating lease liabilities recognized in the condensed consolidated balance sheet as of June 30, 2021:

2022	$49,440
2023	49,440
2024	24,360
Total undiscounted future minimum lease payments	123,240
Less: Imputed interest	(6,965)
Present value of operating lease obligation	$116,275

F-13

VITAMEDICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

6.	NOTES PAYABLE

On May 4, 2020, the Company entered into a Paycheck Protection Program loan for $137,260 in connection with COVID-19. The promissory note has a fixed payment schedule, commencing seven months following the funding of the note and consisting of seventeen monthly payments of principal and interest, with the principal component of each payment based upon the level of amortization of principal over a two-year period from the funding date. A final payment for the unpaid principal and accrued interest will be payable no later than April 30, 2022. The note bears interest at a rate of 1.00% per annum and is deferred for the first six months of the loan. Certain portions of the loan may qualify for loan forgiveness based on the terms of the program. During the year ended June 30, 2021, the Company submitted its PPP Loan Forgiveness Application to the SBA. On June 15, 2021, the SBA confirmed that application for forgiveness had been approved and that its PPP loan, in the amount of $137,260 plus accrued interest of $1,466, had been forgiven.

On August 12, 2019, the Company entered into a note agreement for total proceeds of $112,500 with a related party. The note bears interest at 5% and is unsecured. The note was paid in full on June 4, 2021.

7.	RELATED PARTY TRANSACTIONS

On August 12, 2019, the Company entered into a note agreement for total proceeds of $112,500 with a related party. The note bears interest at 5% and is unsecured. The note was paid in full on June 4, 2021.

During January 2021, the Company entered into a lease with a shareholder of the Company for a California facility that commenced on January 1, 2021, and recorded a right of use asset and corresponding lease liability. The Company uses this leased facility for office space. The Company is responsible for real estate taxes, utilities, and repairs under the terms of certain of the operating leases. Therefore, all lease and non-lease components are combined and accounted for as single lease component. Lease expense was $24,000 for the year ended June 30, 2021.

The above related party transactions are not necessarily indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent parties.

8.	RISKS AND UNCERTAINTIES

The Company had significant customers in each of the years presented. A significant customer is defined as one that makes up ten percent or more of total revenues or ten percent of outstanding accounts receivable balance as of the year end. The Company had no customers with revenues in excess of ten percent for the years ended June 30, 2021, or 2020.

Accounts receivable balance as of June 30, 2021, and 2020 from the significant customer are as follows:

F-14

VITAMEDICA CORPORATION

NOTES TO FINANCIAL STATEMENTS

	Years Ended June 30,
	2021	2020
Customer A	17.7%	0%
Customer B	13.5%	6.8%
Customer C	7.2%	11%
Customer D	4.1%	23.8%

In December 2019, a novel strain of coronavirus (COVID-19) surfaced. The spread of COVID-19 around the world in the first quarter of 2020 has caused significant volatility in U.S. and international markets. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. and international economies and, as such, the Company is unable to predict with certainty the potential impact of COVID-19 on its business, results of operations, financial condition and cash flows.

9.	SUBSEQUENT EVENT

On August 4, 2021, the Company, and the shareholders’ entered into an Asset Purchase Agreement with Grove, Inc. (“Grove”) to sell the assets of the Company. The purchase price for the sale consists of 100,000 shares of Grove’s common stock, par value $0.001 per share, a non-negotiable promissory note from Grove in favor of the Seller in the original principal amount of $500,000, a non-negotiable convertible promissory note from Grove in favor of the Seller in the original principal amount of $500,000, convertible at the Seller’s option into Grove Common stock at $5.00 per share for a total of 100,000 shares of Grove Common Stock and a cash payment of $2,000,000.

F-15